UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
CHINACAST EDUCATION CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware (State of Incorporation or Organization)	20-0178991 (I.R.S. Employer Identification No.)
25 Fl. Qiang Sheng Mansion
No. 145 Pu Jian Road, Pudong District
Shanghai, 211217, People’s Republic of China
(Address of Principal Executive Offices)                         (Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Name of Each Exchange on Which Each Class
Title of Each Class to be so Registered	is to be Registered

Units, each consisting of one share of Common Stock and two warrants	The NASDAQ Stock Market LLC

Common Stock, par value $0.0001 per share	The NASDAQ Stock Market LLC

Common Stock Purchase Warrants	The NASDAQ Stock Market LLC
If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒
If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐
Securities Act registration statement file number to which this form relates: 333-110906
Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.     Description of Registrant’s Securities to be Registered.
The description of the common stock, par value $0.0001 per share, and warrants of ChinaCast Education Corporation, as included under the caption “Description of Securities” in the prospectus forming a part of the Registration Statement on Form S-1, as amended (Registration No. 333-110906) (the “Registration Statement”), filed under the Securities Act of 1933, as amended (the “Act”), is incorporated by reference herein. In addition, each unit consists of one share of common stock and two warrants. Each warrant entitles the holder to purchase one share of common stock. The above-referenced description included in any form of prospectus filed by the Registrant pursuant to Rule 424(b) under the Act shall be deemed to be incorporated by reference herein.
Item 2.     Exhibits.
Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ChinaCast Education Corporation
Date: October 25, 2007	By:	/s/ Antonio Sena
		Name:	Antonio Sena
		Title:	Chief Financial Officer and Secretary